Exhibit 99.1


                  FOSTER WHEELER DEFERS TRUST PREFERRED PAYMENT

         HAMILTON, BERMUDA, January 14, 2002--Foster Wheeler Ltd. (NYSE:FWC) has given notice that it is exercising its right to defer the payment of interest on the Junior Subordinated Debentures by extending the interest period of such debentures for one quarterly period from January 15, 2002 until April 15, 2002.

         This will defer the dividend on the FW Preferred Capital Trust I 9% Preferred Securities for the same time period.

                                      # # #
Note to Editors:

Foster Wheeler Ltd. is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research, plant operation and environmental services. The corporation is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, N.J. For more information about Foster Wheeler, visit our World-Wide Web site at WWW.FWC.COM.

Media Contacts Only:  Alastair Davie 908-730-4444

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